Exhibit 10.2

Labor Contract

Name: Kyoichi Kihara

Place of Business:	Meisan Takahama building, Seventh floor,
2-12-23, Kounan, Minato Ward, Tokyo
Name of Company:	UBIC, Inc.
Representative:	Masahiro Morioto

Employment day: February 1, 2008

The working conditions are as below.

Working Hours	from 9:00 to 18:00 (Actual time 8 hours) Breaks: from 12:00 to 13:00 Note: An employee shall prepare for starting work on time.

Contents of the Work	Sales Department, Management Post (Section Head)

Grade	Manager Second Class Third Item

Holidays	Holidays are designated by the Holidays Calendar

Annual Paid Leave

Annual paid leave will be granted in accordance with Labor Standards Act. However, the company may request the employee to change his/her the time of leave for the convenience of business. In principle, the employee who intends to take annual paid leave shall give notice to the company and obtain its approval at least a week prior to the date which he/she wishes to take the annual paid leave.

Wages

The company adopts a monthly wage system.

The wage can be revised once a year in April.

Regular pay: 358,300 yen, Position allowance: 120,000 yen

House allowance: 10,000 yen, Family allowance: 13,000 yen

Commuting allowance: Actual expense

Total: 501,300 yen

Note: Rate of Premium for Late-night Work is 25%.

(The base wage is calculated in accordance with the law.)

Date of payment	The wage shall be calculated for a period from the first day to the end of the current month and payable on the 25th day of the same month. (If the 25th day of a month falls on the holidays of a bank, the wage will be paid on the day preceding the payment day.)

Bonus	The bonus will be paid semiannually.

Retirement Pay	The retirement pay shall be paid for the employee who continues working for 3 years or more and leaves the company on good terms based on the separately stipulated standard.

Social Security	Employees pension insurance, health insurance, industrial accident compensation insurance and employment insurance

Collection of Insurance Premium

(Employees pension insurance and health insurance)

Insurance premium for the month including the day of hiring will not be collected.

Insurance premium for the month including the day of his/her retirement (lost) will be collected

Probationary Period

The probationary period is 3 months from the day of hiring. The company shall examine the work attitude and ability of the employee and shall decide whether he/she shall be enrolled as an employee of the company. In case of dismissal within 14 days from the day of hiring, 30 days prior notice shall not be given.

Dismissal

In the case where the company dismisses an employee, the company will give notice to the employee 30 days or more beforehand or make payment of the average wages for 30 days in accordance with Labor Standards Act.

Accepted and Agreed,

February 1, 2008

Address:	4-6-8, Kotobuki,Taito Ward, Tokyo

Name:	/s/ Kyoichi Kihara
Kyoichi Kihara